Software Integrated Solutions	Exhibit 23.5
Division of Schlumberger Technology Corporation

4600 J Barry Court
Suite 200
Canonsburg, PA 15317 USA
Tel: +1-724-416-9700
Fax: +1-724-416-9705

CONSENT OF SOFTWARE INTEGRATED SOLUTIONS,

DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent oil and gas consultants, Software Integrated Solutions, Division of Schlumberger Technology Corporation, hereby consents to the incorporation by reference in the Registration Statement on Form S-4 of Chesapeake Energy Corporation to be filed on or about 4 December 2018, of all references to our firm and information from our reserves report dated 30 January 2018, included in or made part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended 31 December 2017.

Software Integrated Solutions Division of Schlumberger Technology Corporation

By:	/s/ Charles M. Boyer II, P.G., CPG
Charles M. Boyer II, P.G., CPG
Advisor – Unconventional Reservoirs
Technical Team Leader

Canonsburg, Pennsylvania

4 December 2018